                                                                       EXHIBIT 1

                               THIRD AMENDMENT TO

                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO Amended and Restated Credit Agreement (this "AGREEMENT"), dated as of July 27, 2001, is by and among NATG HOLDINGS, LLC, a Delaware limited liability company ("NATG" or the "BORROWER"), ORIUS CORP., a Florida corporation ("HOLDINGS"), the financial institutions party to the Credit Agreement (as defined below), in their capacities as lenders (collectively, the "LENDERS," and each individually, a "LENDER"), and Bankers Trust Company, as administrative agent (the "AGENT") for the Lenders.

                              W I T N E S S E T H :
                               - - - - - - - - - -

         WHEREAS, the Borrower, Holdings, the Lenders and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of July 5, 2000 (as heretofore and hereafter amended, restated, supplemented or otherwise modified and in effect from time to time, the "CREDIT AGREEMENT"), pursuant to which the Lenders have provided to the Borrower credit facilities and other financial accommodations;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. DEFINED TERMS. Terms capitalized herein and not otherwise defined herein are used with the meanings ascribed to such terms in the Credit Agreement.

         2. SUPERSESSION OF SECOND AMENDMENT AND WAIVER. SECTION 2 of the Second Amendment and Waiver to Amended and Restated Credit Agreement dated as of July 13, 2001 by and among the Borrower, Holdings, the Lenders and the Agent is, as of the Effective Date (as defined below), hereby superseded in its entirety by this Agreement and shall be of no further force and effect.

         3. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is, as of the Effective Date, or such later date as expressly set forth below, hereby amended as follows:

                  (a) SECTION 1.1 of the Credit Agreement is amended by inserting the following new definitions in the appropriate alphabetical order:

                  ""EQUITY CALL AGREEMENT" means that certain Equity Call Agreement by and among Holdings, Borrower, WSPIII and Agent dated as of the Third Amendment Effective Date, as amended, restated, supplemented or otherwise modified from time to time.

                  "MONTHLY PAYMENT DATE" means, subject to SECTION 4.6, the fifteenth (15th) day of each month, commencing August 15, 2001.

                  "THIRD AMENDMENT" shall mean that certain Third Amendment to Amended and Restated Credit Agreement entered into July 27, 2001, by and among Borrower, Holdings, Lenders and Agent.

                  "THIRD AMENDMENT EFFECTIVE DATE" shall mean the Effective Date as defined in the Third Amendment.

                  "WSP EQUITY INFUSION" has the meaning set forth in SECTION 8(J) of the Third Amendment.

                  "WSPIII" means, collectively, Willis Stein & Partners III, L.P., a Delaware limited partnership, Willis Stein & Partners Dutch III-A, L.P., a Delaware limited partnership, Willis Stein & Partners Dutch III-B, L.P., a Delaware limited partnership, and Willis Stein & Partners III-C, L.P., a Delaware limited partnership."

                  (b) SECTION 1.1 of the Credit Agreement is further amended by amending and restating the following definitions in their entirety as follows:

                  ""ACQUISITION REVOLVER CONVERSION DATE" shall mean the Third Amendment Effective Date.

                  "APPLICABLE BASE RATE MARGIN" means at any date, with respect to Acquisition Loans, Revolving Loans, Term A Loans, Term B Loans, and Term C Loans, the applicable percentage set forth in the following table under the column Applicable Base Rate Margin opposite the Most Recent Ratio of Total Debt to EBITDA as of such date:


=====================================================================================================================
                                      Applicable Base Rate Margin          Applicable Base        Applicable Base
                                                  for                        Rate Margin            Rate Margin
Most Recent Ratio of Total Debt    Acquisition Loans, Revolving Loans            for                    For
           to EBITDA                        and Term A Loans                 Term B Loans          Term C Loans
---------------------------------------------------------------------------------------------------------------------
Less than 3.25 to 1.00                           2.25%                          2.75%                  3.00%
---------------------------------------------------------------------------------------------------------------------
Equal to or greater than 3.25                    2.50%                          3.00%                  3.25%
to 1.00 but less than 4.25 to
1.00
---------------------------------------------------------------------------------------------------------------------
Greater than or equal to 4.25                    2.75%                          3.25%                  3.50%
to 1.00
=====================================================================================================================

                  "APPLICABLE COMMITMENT FEE PERCENTAGE" means at any date, 0.75%.

                  "APPLICABLE EURODOLLAR RATE MARGIN" means at any date, with respect to Acquisition Loans, Revolving Loans, Term A Loans, Term B Loans, and Term C Loans, the applicable percentage set forth in the following table under the column Applicable Eurodollar Rate Margin opposite the Most Recent Ratio of Total Debt to EBITDA as of such date:


=====================================================================================================================
                                      Applicable Base Rate Margin      Applicable Eurodollar   Applicable Eurodollar
                                                  for                        Rate Margin            Rate Margin
Most Recent Ratio of Total Debt    Acquisition Loans, Revolving Loans            for                    For
           to EBITDA                        and Term A Loans                 Term B Loans          Term C Loans
---------------------------------------------------------------------------------------------------------------------
Less than 3.25 to 1.00                           3.25%                          3.75%                  4.00%
---------------------------------------------------------------------------------------------------------------------
Equal to or greater than 3.25                    3.50%                          4.00%                  4.25%
to 1.00 but less than 4.25 to
1.00
---------------------------------------------------------------------------------------------------------------------
Greater than or equal to 4.25                    3.75%                          4.25%                  4.50%
to 1.00
=====================================================================================================================


                  "PERMITTED ACQUISITION" means an acquisition permitted pursuant to SECTION 8.4(K) as in effect prior to giving effect to the Third Amendment and consummated prior to July 5, 2001.

                  "REVOLVING COMMITMENT" means, with respect to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit (other than Rollover Letters of Credit), as such commitment may be reduced from time to time pursuant to this Agreement, which commitment as of the date hereof is the amount set forth opposite such lender's name on SCHEDULE 1.1(A) hereto under the caption "Amount of Revolving Commitment" as the same may be adjusted from time to time pursuant to the terms hereof and "REVOLVING COMMITMENTS" means such commitments collectively, which commitments equal $49,246,638 in the aggregate as of the Third Amendment Effective Date.

                   "SECURITY DOCUMENTS" means, collectively, the Equity Call Agreement, the Security Agreement, the Holdings Guaranty, the Subsidiary Guaranty, the Pledge Agreement, the Mortgages, the Control Agreement, the Perfection Certificates, the Collateral Assignment of Leases, and all other agreements, assignments, security agreements, instruments and documents executed in connection therewith, including, without limitation, all Additional Security Documents, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect. For purposes of this Agreement, "Security Documents" shall also include all guaranties, security agreements, mortgages, pledge agreements, collateral assignments, subordination agreements and other collateral documents in the nature of any thereof entered into by any Credit Party or any Subsidiary of any Credit Party after the date of this Agreement in favor of Agent or Collateral Agent for the benefit of the Lenders in satisfaction of the requirements of this Agreement.

                  "WORKING CAPITAL SUBLIMIT" means, at any time, $49,246,638."

                  (c) SECTION 1.1 of the Credit Agreement is further amended by amending and restating the following definitions in their entirety as follows:

                  ""CASH EQUIVALENTS" means (i) any evidence of any evidence of indebtedness, maturing not more than thirty (30) days after the date of issue, issued by the United States of America or any instrumentality or agency thereof, the principal, interest and premium, if any, of which is guaranteed fully by, or backed by the full faith and credit of, the United States of America, (ii) Dollar denominated time deposits, certificates of deposit and bankers acceptances maturing not more than thirty (30) days after the date of purchase, issued by (x) any Lender or (y) a commercial banking institution having, or which is the principal banking subsidiary of a bank holding company having, combined capital and surplus and undivided profits of not less than $200,000,000 and a commercial paper rating of "P-1" (or higher) according to Moody's, "A-1" (or higher) according to S&P or the equivalent rating by any other nationally recognized rating agency (any such bank, an "APPROVED BANK"), or (z) a non-United States commercial banking institution which is either currently ranked among the 100 largest banks in the world (by assets, according to the AMERICAN BANKER), has combined capital and surplus and undivided profits of not less than $500,000,000 or whose commercial paper (or the commercial paper of such bank's holding company) has a rating of "P-1" (or higher) according to Moody's, "A-1" (or higher) according to S&P or the equivalent rating by any other nationally recognized rating agency, (iii) commercial paper, maturing not more than thirty (30) days after the date of purchase, issued or guaranteed by a corporation (other than Borrower or any Subsidiary of Borrower or any of their respective Affiliates) organized and existing under the laws of any state within the United States of America with a rating, at the time as of which any determination thereof is to be made, of "P-1" (or higher) according to Moody's, or "A-1" (or higher) according to S&P, (iv) demand deposits with any bank or trust company maintained in the ordinary course of business, (v) repurchase or reverse repurchase agreements covering obligations of the type specified in clause (i) with a term of not more than seven (7) days with any Approved Bank and (vi) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least AAA or the equivalent thereof by Moody's, including, without limitation, any such mutual fund managed or advised by any Lender or Agent.

                  "INTEREST PAYMENT DATE" means (i) as to any Base Rate Loan, each Monthly Payment Date to occur while such Loan is outstanding and (ii) as to any Eurodollar Loan, each Monthly Payment Date to occur while such Loan is outstanding and the last day of the Interest Period applicable thereto; PROVIDED, HOWEVER, that, in addition to the foregoing, each of (A) the date upon which the Revolving Commitments have been terminated, and the Loans have been paid in full and (B) each of the Term A Loan Maturity Date, the Term B Loan Maturity Date and the Term C Loan Maturity Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued hereunder."

                  (d) SECTION 1.1 of the Credit Agreement is further amended by amending and restating the second sentence of the definition of "Consolidated EBITDA" in its entirety as follows:

                  "For purposes of computing Consolidated Net Income or Consolidated Net Loss in determining Consolidated EBITDA of Holdings and its Subsidiaries, there shall be excluded from the computation thereof, without duplication and to the extent not otherwise excluded from the computation thereof, (i) non-recurring fees and expenses incurred in connection with the consummation of the Transactions (other than the issuance of the Senior Subordinated Notes) in an aggregate amount not to exceed $16,000,000, (ii) non-recurring fees and expenses incurred in connection with the issuance of the Senior Subordinated

         Notes in an aggregate amount not to exceed $7,000,000 (iii) non-recurring fees and expenses incurred in connection with the consummation of any Permitted Acquisition in an aggregate amount not to exceed five percent (5.0%) of the total Acquisition Consideration for such Permitted Acquisition, (iv) non-cash charges not to exceed $5,000,000 in the aggregate in the second fiscal quarter of 2001 in connection with the consolidation of warehousing facilities, termination of certain employees and one-time write downs of certain inventory due to elimination of a turn-key contract and (v) non-cash charges not to exceed $10,000,000 in the aggregate in the third and fourth fiscal quarters of 2001 and/or the first fiscal quarter of 2002 in connection with the consolidation of existing facilities and workforce reductions."

                  (e) SECTION 1.1 of the Credit Agreement is further amended by deleting therefrom the definition of "Permitted Acquisition Capex Amount".

                  (f) The Credit Agreement is further amended by replacing each reference therein to "Quarterly Payment Date" with a reference to "Monthly Payment Date".

                  (g) SECTION 4.2(A) of the Credit Agreement is amended by deleting the second sentence thereof in its entirety.

                  (h) SECTION 4.4(C) of the Credit Agreement is amended by deleting such Section in its entirety and substituting the following therefor:

                  "(c) MANDATORY PREPAYMENT UPON ASSET DISPOSITION. On the first Business Day after the date of receipt thereof by Holdings, Borrower and/or any of their Subsidiaries of Net Sale Proceeds from any Asset Disposition, an amount equal to 100% of the Net Sale Proceeds from such Asset Disposition shall be applied as a mandatory repayment of principal of the Loans as provided in SECTION 4.5, in each case subject to modification of such application as set forth in SECTION 4.5(D), PROVIDED, that with respect to no more than $2,500,000 in the aggregate of such Net Sale Proceeds in any Fiscal Year of Holdings, the Net Sale Proceeds therefrom shall not be required to be so applied on such date to the extent that no Event of Default or Unmatured Event of Default then exists at the time of receipt of such proceeds and (x) Borrower delivers a certificate to Agent on or prior to such date stating that such Net Sale Proceeds shall be used or contractually committed to be used to purchase assets used or to be used in the businesses referred to in SECTION 8.12 within 180 days following the date of such Asset Disposition (which certificate shall set forth the estimates of the proceeds to be so expended) and (y) such proceeds are deposited in an escrow account with Agent for the benefit of the Secured Creditors, from which escrow account amounts may be withdrawn only to repay the Loans or to be used for the purposes described in clause (x) above; PROVIDED, FURTHER, that (1) if all or any portion of such Net Sale Proceeds not so applied to the repayment of Loans are not so used (or contractually committed to be used) within such 180 day period, such remaining portion shall be applied on the last day of such 180 day period as a mandatory repayment of principal of outstanding Loans as provided above in this SECTION 4.4(C) and (2) if all or any portion of such Net Sale Proceeds are not required to be applied on the 180th day referred to above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of principal of outstanding Term Loans as provided in this
         SECTION 4.4(C)."

                  (i) SECTION 4.4(D) of the Credit Agreement is amended by deleting the reference to "50%" contained therein and substituting "100%" therefor.

                  (j) SECTION 4.4(E) of the Credit Agreement is amended by deleting such Section in its entirety and substituting the following therefor:

                  "(e) MANDATORY PAYMENT WITH PROCEEDS OF CAPITAL STOCK. On the first Business Day after receipt thereof by Holdings and/or any of its Subsidiaries after the Initial Borrowing Date, an amount equal to 100% of the Net Offering Proceeds of the sale or issuance of Capital Stock or Junior Subordinated Notes of (or cash capital contributions to) Holdings or any of its Subsidiaries shall be applied as a mandatory repayment of principal of the Term Loans as provided in SECTION 4.5 in each case subject to modification of such application as set forth in
         SECTION 4.5(D); PROVIDED, HOWEVER, that the following Net Offering Proceeds shall not be required to be so applied: (i) equity contributions permitted under SECTION 8.8 to any Subsidiary Guarantor made by Borrower or any of its Subsidiaries; (ii) equity contributions pursuant to the WSP Equity Infusion; (iii) equity contributions pursuant to the Equity Call Agreement; (iv) Net Offering Proceeds received as a result of any Capital Stock or Junior Subordinated Notes issued to any existing shareholder (other than a director, officer, or employee of Holdings or any of its subsidiaries) of Holdings as of the Original Closing Date (and any Affiliate of such shareholder) and (v) Net Offering Proceeds received (a) from Ronald L. Blake, Robert S. Wasserman and Thomas W. Hartmann pursuant to investments in Holdings Common Stock and/or Permitted Preferred Stock at or about the time of the WSP Equity Infusion to the extent such Net Offering Proceeds do not exceed $400,000 and (b) as a result of the exercise of preemptive rights by shareholders pursuant to rights arising due to the contributions described in clauses (ii), (iii), (iv) and (v)(a) above."

                  (k) SECTION 4.4(G) of the Credit Agreement is amended by deleting such Section in its entirety and substituting the following therefor:

                  "(g) MANDATORY PREPAYMENT UPON RECOVERY EVENT. Within ten (10) days following each date on which Holdings or any of its Subsidiaries receives any cash proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs and taxes incurred in connection with such Recovery Event) shall be applied as a mandatory repayment of principal of the Loans as provided in SECTION 4.5 in each case subject to modification of such application as set forth in SECTION 4.5(D), PROVIDED that (1) so long as no Event of Default or Unmatured Event of Default then exists, if the net proceeds from any Recovery Event are less than $200,000, then no prepayment shall be required pursuant to this SECTION 4.4(G), and (2) so long as no Event of Default or Unmatured Event of Default then exists, with respect to any single or series of related Recovery Events the net proceeds therefrom which are equal to or greater than $200,000 but less than $1,000,000, such proceeds shall not be required to be so applied on such date to the extent that (x) Borrower has delivered a certificate to the Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within 180 days following the date of the receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended) and (y) such proceeds are deposited in an escrow account with Agent for the benefit of the Secured Creditors (the "RECOVERY EVENT ESCROW ACCOUNT"), from which escrow account amounts may be withdrawn only to repay the Loans or to be used for the purposes described in clause (x) above, PROVIDED, FURTHER, that (i) if the amount of such proceeds from any single or series of related Recovery Events exceeds $200,000, then the entire amount and not just the portion in excess of $200,000 shall be applied as a mandatory repayment of Loans as provided above in this SECTION 4.4(G), (ii) if all or any portion of such proceeds not required to be applied to the repayment of Loans pursuant to the first proviso of this
         SECTION 4.4(G) are not so used (or contractually committed to be used) within 180 days after the day of the receipt of such proceeds, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of the Loans as provided in this
         SECTION 4.4(G) and (iii) if all or any portion of such proceeds are not required to be applied on the 180th day referred to in clause (ii) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of principal of outstanding Loans as provided in this SECTION 4.4(G)."

                  (l) SECTION 7.15 of the Credit Agreement is amended by deleting such Section in its entirety and substituting therefor the following:

                  "Section 7.15. CASH FLOW AND AGING REPORTS. Holdings and/or Borrower shall deliver to Agent (which will furnish copies to each Lender with reasonable promptness), as soon as available, but in any event (a) no later than the last day of each month, or, at any time upon the Agent's request, summary accounts payable and accounts receivable aging reports (including the names and, if reasonably requested from time to time by Agent, addresses of all account debtors, and with such accounts receivable and accounts payable divided into such time intervals as Agent may reasonably request) of Borrower and its Subsidiaries and (b) no later than the last day of each month, a cash flow forecast on a rolling six month basis in a form reasonably acceptable to Agent."

                  (m) SECTION 7.17 of the Credit Agreement is amended by deleting such Section in its entirety and substituting therefor the following:

                  "Section 7.17. DAILY LIQUIDITY REPORTS. Holdings and/or the Borrower shall deliver to Agent on each Business Day a report in the form of EXHIBIT 7.17 attached hereto to Agent of the Cash and Cash Equivalents balances held by Holdings and each of its Subsidiaries and the Total Available Revolving Commitment as of the close of business on the immediately preceding Business Day."

                  (n) SECTION 8.1(F) of the Credit Agreement is amended by deleting the reference to "$3,000,000" contained therein and substituting therefor "$1,500,000" therefor.

                  (o) SECTION 8.2(C) of the Credit Agreement is amended by inserting the following proviso at the end thereof:

                  "PROVIDED, HOWEVER, that in no event shall any additional Junior Subordinated Notes be issued pursuant to this clause (c) from and after July 5, 2001;"

                  (p) SECTION 8.2(I) of the Credit Agreement is amended by deleting the reference to "$10,000,000" contained therein and substituting "$5,000,000" therefor.

                  (q) SECTION 8.2(K) of the Credit Agreement is amended by inserting the following proviso at the end thereof:

                  "PROVIDED, HOWEVER, that in no event shall any additional Junior Subordinated Notes be issued pursuant to this clause (k) from and after July 5, 2001;"

                  (r) SECTION 8.2(L) of the Credit Agreement is amended by deleting such Section in its entirety and substituting "Intentionally Omitted;" therefor.

                  (s) SECTION 8.2(P) of the Credit Agreement is amended by deleting the reference to "$5,000,000" contained therein and substituting "$1,000,000" therefor.

                  (t) SECTION 8.3(E) of the Credit Agreement is amended by inserting the following clause at the end thereof:

                  "and guaranties by Holdings or any Subsidiary thereof"

                  (u) SECTION 8.3(F) of the Credit Agreement is amended by deleting the first reference to "Borrower" contained therein and substituting "Holdings" therefor.

                  (v) SECTION 8.4(B) of the Credit Agreement is amended by deleting the reference to "$5,000,000" contained therein and substituting "$2,500,000" therefor.

                  (w) SECTION 8.4(K) of the Credit Agreement is amended by deleting such Section in its entirety and substituting "Intentionally Omitted;" therefor.

                  (x) SECTION 8.5(B) of the Credit Agreement is amended by deleting such Section in its entirety and substituting therefor the following:

                  "(b) Holdings may repurchase Holdings Common Stock or Holdings Preferred Stock (or options with respect thereto) and Junior Subordinated Notes held by William Mercurio solely through the cancellation in full or in part of Indebtedness owing by William Mercurio to Holdings pursuant to that certain Promissory Note dated January 16, 2000 in the principal amount of $252,633.44."

                  (y) SECTION 8.5(C) of the Credit Agreement is amended by deleting such Section in its entirety and substituting "Intentionally Omitted;" therefor.

                  (z) SECTION 8.5(E) of the Credit Agreement is amended by deleting such Section in its entirety and substituting "Intentionally Omitted." therefor.

                  (aa) SECTION 8.8(M) of the Credit Agreement is amended by deleting the reference to "$5,000,000" contained therein and substituting "$2,000,000" therefor.

                  (bb) SECTION 8.14(A)(IV) of the Credit Agreement is amended by deleting such Section in its entirety and substituting therefor the following:

                   "(iv) the repurchase of Junior Subordinated Notes (1) as permitted by SECTION 8.5(B) and (2) to the extent the sole consideration therefor is Holdings Common Stock and/or Permitted Holdings Preferred Stock."

                  (cc) SECTION 8.14(C) of the Credit Agreement is amended by adding the following proviso at the end thereof:

                   "; PROVIDED, that the Junior Subordinated Notes may be amended on or about the Third Amendment Effective Date to remove the obligation of Holdings to make cash interest payments and to provide for the conversion of the Junior Subordinated Notes into Permitted Holdings Preferred Stock."

                  (dd) SECTION 9.1 of the Credit Agreement is amended by deleting such Section in its entirety and substituting the following therefor:

                  "Section 9.1. CAPITAL EXPENDITURES. (a) Permit it or any of its Subsidiaries to, make any Capital Expenditures, except that during any Fiscal Year set forth below Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount so made by Borrower and its Subsidiaries (on a consolidated basis) after the Original Closing Date during any such Fiscal Year does not exceed the amount set forth opposite such Fiscal Year below;

                  FISCAL YEAR ENDING                           AMOUNT
                  ------------------                           ------
                  December 31, 2001                           $17,000,000
                  December 31, 2002                           $20,000,000
                  and each Fiscal Year thereafter

                  (b) Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made by Borrower and its Subsidiaries pursuant to clause (a) above in any fiscal year (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (b)) is greater than the amount of such Capital Expenditures made by Borrower and its Subsidiaries during such fiscal year, 50% of such excess (the "ROLLOVER AMOUNT") may be carried forward and utilized to make Capital Expenditures in the next succeeding fiscal year; PROVIDED, HOWEVER, that in no event shall the aggregate amount of Capital Expenditures made by Borrower and its Subsidiaries during any fiscal year pursuant to SECTION 9.1(A) exceed 125% of the amount set forth in such SECTION 9.1(A).

                  (c) Notwithstanding the foregoing, Borrower and its Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) as follows: (i) Capital Expenditures with the insurance or condemnation proceeds received by Borrower or any of its Subsidiaries from any Recovery Event so long as such Capital Expenditures are to replace or restore any properties or assets in respect to which such proceeds were paid within 180 days (or committed to be paid within such 180 days so long as such replacement or restoration is made within 180 days after the end of such 180 day period) following the date of the receipt of such insurance proceeds to the extent such insurance proceeds are not required to be applied to repay Term Loans pursuant to SECTION 4.4(G); (ii) Capital Expenditures constituting Permitted Acquisitions and the Transactions; (iii) Capital Expenditures resulting, if any, from the Vanke Redemption; (iv) Capital Expenditures resulting from the payment of earn-out obligations as set forth on SCHEDULE 8.2(N); and (v) proceeds of Asset Dispositions which are used or contractually committed to be used to purchase any properties or assets used or useful in the business of Borrower and its Subsidiaries within 180 days of receipt by Borrower and its Subsidiaries."

                  (ee) SECTION 9.2 of the Credit Agreement is amended by deleting such Section in its entirety and substituting the following therefor:

                  "Section 9.2. INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio of Holdings for the applicable Test Period ending on (or a date closest to) a date set forth below to be less than the ratio set forth opposite such date:

        DATE                                             RATIO
        ----                                             -----

       June 30, 2001                                 1.85 to 1.00
       September 30, 2001                            1.55 to 1.00
       December 31, 2001                             1.15 to 1.00
       March 31, 2002                                1.30 to 1.00
       June 30, 2002                                 1.40 to 1.00
       September 30, 2002                            2.60 to 1.00
       December 31, 2002                             2.85 to 1.00
       March 31, 2003                                2.85 to 1.00
       June 30, 2003                                 3.10 to 1.00
       September 30, 2003                            3.10 to 1.00
       December 31, 2003                             3.35 to 1.00
       March 31, 2004                                3.35 to 1.00
       June 30, 2004                                 3.85 to 1.00
       September 30, 2004                            3.85 to 1.00
       December 31, 2004 and
       each Fiscal Quarter thereafter                4.35 to 1.00"

                  (ff) Effective as of July 22, 2002, SECTION 9.2 of the Credit Agreement is amended by deleting the ratio appearing opposite June 30, 2002 and substituting "2.60 to 1.00" therefor.

                  (gg) SECTION 9.3 of the Credit Agreement is amended by deleting such Section in its entirety and substituting the following therefor:

                  "Section 9.3. LEVERAGE RATIO. Permit the Leverage Ratio of Holdings for the applicable Test Period ending on (or a date closest to) a date set forth below to be more than the ratio set forth opposite such date:

         DATE                                                 RATIO
         ----                                                 -----

         June 30, 2001                                    5.40 to 1.00
         September 30, 2001                               6.00 to 1.00
         December 31, 2001                                7.75 to 1.00
         March 31, 2002                                   7.00 to 1.00
         June 30, 2002                                    6.80 to 1.00
         September 30, 2002                               3.25 to 1.00
         December 31, 2002                                2.90 to 1.00
         March 31, 2003                                   2.90 to 1.00
         June 30, 2003                                    2.65 to 1.00
         September 30, 2003                               2.65 to 1.00
         December 31, 2003                                2.40 to 1.00
         March 31, 2004                                   2.40 to 1.00
         June 30, 2004                                    2.20 to 1.00
         September 30, 2004                               2.20 to 1.00
         December 31, 2004 and
         each Fiscal Quarter thereafter                   2.00 to 1.00"


                  (hh) Effective as of July 22, 2002, SECTION 9.3 of the Credit Agreement is amended by deleting the ratio appearing opposite June 30, 2002 and substituting "3.25 to 1.00" therefor.

                  (ii) SECTION 9.4 of the Credit Agreement is amended by deleting such Section in its entirety and substituting the following therefor:

                  "Section 9.4. ADJUSTED FIXED CHARGE COVERAGE RATIO. Permit the Adjusted Fixed Charge Coverage Ratio of Holdings for the applicable Test Period ending on (or a date closet to) a date set forth below to be less than the ratio set forth opposite such date:

          DATE                                              RATIO
          ----                                              -----

         June 30, 2001                                   1.20 to 1.00
         September 30, 2001                              0.95 to 1.00
         December 31, 2001                               0.65 to 1.00
         March 31, 2002                                  0.75 to 1.00
         June 30, 2002                                   0.75 to 1.00
         September 30, 2002                              1.275 to 1.00
         December 31, 2002                               1.300 to 1.00
         March 31, 2003                                  1.300 to 1.00
         June 30, 2003                                   1.350 to 1.00
         September 30, 2003                              1.350 to 1.00
         December 31, 2003                               1.400 to 1.00
         March 31, 2004                                  1.400 to 1.00
         June 30, 2004                                   1.450 to 1.00
         September 30, 2004                              1.450 to 1.00
         December 31, 2004 and
         each Fiscal Quarter thereafter                  1.500 to 1.00"


                  (jj) Effective as of July 22, 2002, SECTION 9.4 of the Credit Agreement is amended by deleting the ratio appearing opposite June 30, 2002 and substituting "1.275 to 1.00" therefor.

                  (kk) SECTION 10.1(E) of the Credit Agreement is amended by inserting a new clause at the introduction thereof to read as follows:

                  "WSPIII, (on or prior to the Equity Call Termination Date (as defined in the Equity Call Agreement)) or"

                  (ll) SECTION 10.1(F) of the Credit Agreement is amended by deleting such Section in its entirety and substituting the following therefor:

                  "(f) INVOLUNTARY INSOLVENCY, ETC. Involuntary proceedings or an involuntary petition shall be commenced or filed against WSPIII (on or prior to the Equity Call Termination Date (as defined in the Equity Call Agreement)) or Holdings or any of its Subsidiaries under any bankruptcy, insolvency or similar law or seeking the dissolution or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding; or"

                  (mm) SECTION 10.1(M) of the Credit Agreement is amended by deleting the period at the end thereof and inserting "; or" therefor.

                  (nn) SECTION 10.1 of the Credit Agreement is amended by inserting a new SECTION 10.1(N) to read as follows:

                  "(n) EQUITY CALL AGREEMENT. The Equity Call Agreement shall cease to be in full force and effect other than in accordance with the terms thereof or WSPIII, Holdings or Borrower shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Equity Call Agreement; or"

                  (oo) SECTION 10.1 of the Credit Agreement is further amended by inserting a new SECTION 10.1(O) to read as follows:

                  "(o) WSP EQUITY INFUSION. Holdings shall fail to receive $10,000,000 in immediately available funds from WSPIII pursuant to documentation satisfactory to the Agent on or before the tenth Business Day following the Third Amendment Effective Date or Holdings shall fail to immediately contribute such amount to Borrower."

                  (pp) The Credit Agreement is further amended by attaching a new EXHIBIT 7.17 thereto in the form of EXHIBIT 7.17 attached hereto.

                  (qq) SCHEDULE 1.1(A) to the Credit Agreement is amended by deleting such Schedule in its entirety and substituting SCHEDULE 1.1(A) attached hereto.

                  (rr) Article VIII of the Credit Agreement is amended by inserting a new SECTION 8.18 at the end thereof as follows:

                  "Section 8.18. ONE TIME REPORTING REQUIREMENT. On or before July 22, 2002, Holdings shall furnish to Agent a certificate of the chief financial officer of Holdings setting forth detailed computations of each of the financial covenants set forth in Article IX for the period ended June 30, 2002 and stating that, to the best of such officer's knowledge based on the most recently available preliminary internal financial statements, such computations present fairly in all material respects the results of operations of Holdings and its Subsidiaries."

         4. NULLIFICATION OF CERTAIN AMENDMENTS. Upon the delivery of an officer's certificate pursuant to SECTION 7.2(B) of the Credit Agreement for any Fiscal Quarter or Fiscal Year ending after the Effective Date which certifies to the Agent's satisfaction compliance with all of the covenants set forth in
Article IX of the Credit Agreement as such covenants existed on the Restatement Date without giving effect to any subsequent amendments to such covenants and which specifically references the resulting change from Monthly Payment Dates to Quarterly Payment Dates, the following amendments to the Credit Agreement shall be of no further force and effect and the applicable Sections to the Credit Agreement that are amended by SECTION 3 of this Agreement shall revert back to the form in which such Sections existed prior to giving effect to SECTION 3 of this Agreement (but subject to giving effect to SECTION 2 of this Agreement):

                  (a) SECTION 3(C) (amending the definitions of "Cash Equivalents" and "Interest Payment Date");

                  (b) SECTION 3(F) (amending payment dates to monthly from quarterly);

                  (c) SECTION 3(H) (amending SECTION 4.4(C) of the Credit Agreement);

                  (d) SECTION 3(I) (amending SECTION 4.4(D) of the Credit Agreement);

                  (e) SECTION 3(J) (amending SECTION 4.4(E) of the Credit Agreement);

                  (f) SECTION 3(K) (amending SECTION 4.4(G) of the Credit Agreement);

                  (g) SECTION 3(N) (amending SECTION 8.1(F) of the Credit Agreement);

                  (h) SECTION 3(O) (amending SECTION 8.2(C) of the Credit Agreement);

                  (i) SECTION 3(P) (amending SECTION 8.2(I) of the Credit Agreement);

                  (j) SECTION 3(Q) (amending SECTION 8.2(K) of the Credit Agreement);

                  (k) SECTION 3(R) (amending SECTION 8.2(L) of the Credit Agreement);

                  (l) SECTION 3(S) (amending SECTION 8.2(P) of the Credit Agreement);

                  (m) SECTION 3(V) (amending SECTION 8.4(B) of the Credit Agreement);

                  (n) SECTION 3(X) (amending SECTION 8.5(B) of the Credit Agreement); and

                  (o) SECTION 3(AA) (amending SECTION 8.8(M) of the Credit Agreement).

         5. CHANGES IN INTEREST RATES AND FEES. Borrower, Holdings, the Lenders and the Agent acknowledge and agree that notwithstanding any provision in the Credit Agreement to the contrary, all changes to interest rates and fees pursuant to this Agreement shall become effective immediately on the Effective Date (including any changes to the Applicable Eurodollar Rate Margin with respect to any outstanding Eurodollar Loans) and, where applicable, shall be based upon a Most Recent Ratio of Total Debt to EBITDA of 4.25 to 1.00.

         6. AMENDMENT FEE. In consideration of the execution of this Agreement by the Agent and the Required Lenders, the Borrower hereby agrees to pay to each Lender which executes this Agreement on or prior to 12:00 Noon (New York City time) July 27, 2001 a fee (the "AMENDMENT FEE") in an amount equal to (a) such Lender's Revolving Commitment as in effect prior to the Effective Date plus the aggregate outstanding principal amount of such Lender's Term Loans multiplied by
(b) 0.25%.

         7. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent and the Lenders to enter into this Agreement, each of the Borrower and Holdings hereby represents and warrants to the Agent and the Lenders, in each case after giving effect to this Agreement, as follows:

                  (a) Each of the Borrower and Holdings has the right, power and capacity and has been duly authorized and empowered by all requisite corporate or limited liability company and shareholder or member action to enter into, execute, deliver and perform this Agreement and all agreements, documents and instruments executed and delivered pursuant to this Agreement.

                  (b) This Agreement constitutes each of the Borrower's and Holdings' legal, valid and binding obligation, enforceable against it, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise).

                  (c) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects at and as of the Effective Date as though made on and as of the Effective Date (except to the extent specifically made with regard to a particular date, in which case such representation and warranty is true and correct in all material respects as of such earlier date).

                  (d) Each of the Borrower's and Holdings' execution, delivery and performance of this Agreement do not and will not violate its Articles or Certificate of Incorporation, By-laws or other Organizational Documents, any law, rule, regulation, order, writ, judgment, decree or award applicable to it or any contractual provision to which it is a party or to which it or any of its property is subject.

                  (e) No authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with the execution, delivery and performance by the Borrower, Holdings or any other Credit Party of this Agreement and all agreements, documents and instruments executed and delivered pursuant to this Agreement.

                  (f) No Event of Default or Unmatured Event of Default exists under the Credit Agreement or would exist after giving effect to this Agreement.

         8. CONDITIONS TO EFFECTIVENESS OF AMENDMENT. This Agreement shall become effective as of July 27, 2001 (the "EFFECTIVE DATE") upon satisfaction of the following conditions precedent:

                  (a) EXECUTION AND DELIVERY. The Borrower, Holdings, the Agent and the Required Lenders shall have executed and delivered this Agreement, Holdings and the Borrower shall have executed and delivered an Officers Certificate in the form of EXHIBIT A attached hereto and Holdings and the Subsidiaries of the Borrower shall have executed and delivered a Reaffirmation of Guarantee in the form of EXHIBIT B attached hereto.

                  (b) NO DEFAULTS. After giving effect to this Agreement, no Event of Default or Unmatured Event of Default under the Credit Agreement shall have occurred and be continuing.

                  (c) REPRESENTATIONS AND WARRANTIES. After giving effect to this Agreement, the representations and warranties of the Borrower, Holdings and the other Credit Parties contained in this Agreement, the Credit Agreement and the other Loan Documents shall be true and correct in all material respects as of the Effective Date, with the same effect as though made on such date, except to the extent that any such representation or warranty relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

                  (d) PAYMENT OF FEES. The Borrower shall have paid the Amendment Fee in full to the Agent for ratable distribution to the Lenders that have executed and delivered this Agreement on or prior to 12:00 Noon (New York City time) July 27, 2001; PROVIDED, HOWEVER, that the Amendment Fee shall be payable only in the event that this Agreement has been executed by the Persons described in SECTION 8(A) above.

                  (e) EQUITY CALL AGREEMENT. WSPIII, Borrower, Holdings and Agent shall have duly executed and delivered to Agent, an Equity Call Agreement in the form of EXHIBIT C attached hereto.

                  (f) OPINION OF COUNSEL. Agent shall have received the signed opinion of Kirkland & Ellis, counsel to WSPIII, Holdings and Borrower, dated the Third Amendment Effective Date and addressed to Agent and all of the Lenders which shall be in form and substance reasonably satisfactory to Agent and which shall cover such matters incident to the transactions contemplated herein as Agent or the Required Lenders may reasonably request.

                  (g) SECRETARY'S CERTIFICATE. On the Third Amendment Effective Date, Agent shall have received from (i) Holdings a certificate signed by the secretary or an assistant secretary of Holdings, dated the Third Amendment Effective Date, as to the incumbency and signature of the officers of Holdings executing any Loan Document and any certificate or other document or instrument to be delivered pursuant hereto by or on behalf of Holdings, together with evidence of the incumbency of such Secretary or Assistant Secretary, as the case may be and certifying as true and correct and attaching copies of the Articles or Certificate of Incorporation (including the terms of the Permitted Holdings Preferred Stock to be issued pursuant to the WSP Equity Infusion and the Equity Call Agreement) and By-Laws of Holdings, the purchase agreement related to the WSP Equity Infusion, the form of Amended and Restated Investor Rights Agreement and the form of Junior Subordinated Note providing for the conversion of such notes to Permitted Holdings Preferred Stock and certifying as true and correct and in full force and effect and attaching the resolutions of Holdings referred to in clause (h) of this Section, (ii) Borrower a certificate signed by the secretary or an assistant secretary of Borrower, dated the Third Amendment Effective Date, as to the incumbency and signature of the officers of Borrower executing any Loan Document and any certificate or other document or instrument to be delivered pursuant hereto by or on behalf of Borrower, together with evidence of the incumbency of such Secretary or Assistant Secretary, as the case may be and certifying either that there have been no changes to the Organizational Documents of Borrower since the Original Closing Date or certifying as true and correct and attaching copies of the Articles or

Certificate of Incorporation and By-Laws (or other Organizational Documents) of Borrower and certifying as true and correct and in full force and effect and attaching the resolutions of Borrower referred to in clause (h) of this Section and (iii) each WSPIII entity, a certificate dated the Third Amendment Effective Date and evidencing the partnership authority of each to execute each Loan Document and any certificate or other document or instrument to be delivered pursuant hereto by or on behalf of such WSPIII entity.

                  (h) RESOLUTIONS. Agent shall have received a copy of all resolutions (in form and substance reasonably satisfactory to Agent) adopted by the Board of Directors of each of Borrower and Holdings, authorizing or relating to (i) the execution, delivery and performance of this Agreement, the Equity Call Agreement and the other documents and instruments provided for therein and
(ii) the consummation of the transactions contemplated hereby and thereby.

                  (i) GOOD STANDING CERTIFICATES. Agent shall have received good standing certificates for each WSPIII entity and each of Borrower and Holdings from their respective jurisdictions of incorporation or organization.

                  (j) EQUITY INFUSION. Simultaneously with the consummation of the transactions contemplated by this Agreement, on the Third Amendment Effective Date, Holdings shall have received a legally binding and enforceable irrevocable commitment from WSPIII to contribute cash in the amount of $10,000,000 to Holdings no later than ten (10) Business Days after the Third Amendment Effective Date as consideration for the issuance of Holdings Common Stock and Permitted Holdings Preferred Stock (which cash Holdings shall immediately contribute to Borrower) (the "WSP EQUITY INFUSION").

                  (k) REVISED PROJECTIONS. Holdings shall have delivered to Agent revised projections in form and substance satisfactory to Agent and the Required Lenders covering the period from July 1, 2001 through December 31, 2002 prepared in reasonable detail, with appropriate presentation and discussion of the principal assumptions upon which such budgets and projections are based, which shall be accompanied by the certificate of a Responsible Officer on behalf of Holdings to the effect that, the projections are reasonable and attainable, it being understood that uncertainty is inherent in any forecasts or projections and that no assurance can be given that the results set forth in the projections will actually be obtained.

                  (l) FEES. Borrower shall have paid all reasonable costs, fees and expenses (including, without limitation, reasonable legal fees and expenses of Winston & Strawn and the costs, fees and expenses referred to in SECTION 11(A) hereof and SECTION 12.4 of the Agreement) of the Agent.

                  (m) OTHER MATTERS. Agent shall have received such other instruments and documents as Agent or the Required Lenders may reasonably request in connection with the execution of this Agreement, and all such instruments and documents shall be reasonably satisfactory in form and substance to Agent.

         9. PAYMENTS RELATED TO PRIOR PERMITTED ACQUISITIONS. Notwithstanding anything set forth in SECTION 3(W) above to the contrary, Borrower and its Subsidiaries may make payments not to exceed (i) $4,000,000 after the date hereof to either Anthony G. Talese or The Sheetmetalworkers Pension Fund, pursuant to that certain Asset Purchase Agreement, dated as of December 19, 2000, by and among Orius Telecom Products, Inc., Quality Metal Works, Inc., and the Indemnitors listed on the signature pages thereto, and related documents, and (ii) $1,000,000 in 2002 to former employees of Hattech, Inc., pursuant to that certain Stock Purchase Agreement, dated as of May 31, 2000, by and among Hattech Acquisition, Corp., Orius Corp., and the Shareholders of Hattech, Inc., and related documents, in each case to the extent such payments would have been permitted pursuant to the Credit Agreement had SECTION 8.4(K) not been amended by this Agreement.

         10. CONSENT AND WAIVER. The Required Lenders hereby consent to the terms of the Equity Call Agreement attached hereto as EXHIBIT C. The Required Lenders hereby waive any Event of Default or Unmatured Event of Default arising from the issuance of guaranties by Holdings prior to the date hereof in violation of SECTION 8.3(E) and (F) of the Credit Agreement to the extent that Holdings would have been in compliance with such Sections had the amendments contained in Sections 3(t) and (u) of this Agreement been effective.

         11. MISCELLANEOUS. The parties hereto hereby further agree as follows:

                  (a) COSTS, EXPENSES AND TAXES. The Borrower hereby agrees to pay all reasonable fees, costs and expenses of the Agent incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of Winston & Strawn, counsel to the Agent.

                  (b) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Agreement to produce more than one (1) such counterpart.

                  (c) HEADINGS. Headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                  (d) INTEGRATION. This Agreement, the other agreements and documents executed and delivered pursuant to this Agreement and the Credit Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

                  (e) GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF SAID STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES.

                  (f) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Borrower, Holdings, the Agent and the Lenders and their respective successors and assigns. Except as expressly set forth to the contrary herein, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Borrower, Holdings, the Agent and the Lenders and their respective successors and permitted assigns.

                  (g) AMENDMENT; WAIVER. The parties hereto agree and acknowledge that nothing contained in this Agreement in any manner or respect limits or terminates any of the provisions of the Credit Agreement or any of the other Loan Documents other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement (as amended hereby) and each of the other Loan Documents remain and continue in full force and effect and are hereby ratified and confirmed. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not operate as a Agreement of any rights, power or remedy of the Lenders or the Agent under the Credit Agreement or any other Loan Document, nor constitute a Agreement of any provision of the Credit Agreement or any other Loan Document. No delay on the part of any Lender or the Agent in exercising any of their respective rights, remedies, powers and privileges under the Credit Agreement or any of the Loan Documents or partial or single exercise thereof, shall constitute a Agreement thereof. On and after the Effective Date each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Credit Agreement in the Loan Documents and all other documents delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby. The Borrower and Holdings acknowledge and agree that this Agreement constitutes a "Loan Document" for purposes of the Credit Agreement, including, without limitation, SECTION 10.1 of the Credit Agreement. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner, whatsoever, except in accordance with SECTION 12.1 of the Credit Agreement.

                            [signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                    ORIUS CORP.

                                    By:      /s/ ROBERT E. AGRES
                                             ---------------------------------
                                    Name:    ROBERT E. AGRES
                                             ---------------------------------
                                    Title:   SENIOR VICE PRESIDENT AND CFO
                                             ---------------------------------

                                    NATG HOLDINGS, LLC


                                    By:      /s/ ROBERT E. AGRES
                                             ---------------------------------
                                    Name:    ROBERT E. AGRES
                                             ---------------------------------
                                    Title:   SENIOR VICE PRESIDENT AND CFO
                                             ---------------------------------

                                    EXHIBIT A

                             CERTIFICATE OF OFFICER

         I, the undersigned, Chief Executive Officer of NATG Holdings, LLC, a Delaware limited liability company (the "BORROWER"), and Orius Corp., a Florida corporation ("HOLDINGS"), in accordance with SECTION 7(A) of that certain Third Amendment to Amended and Restated Credit Agreement dated as of July 27, 2001 (the "AGREEMENT") among Holdings, the Borrower, Bankers Trust Company, as Agent, and the financial institutions party to the Credit Agreement (as defined in the Agreement), do hereby certify on behalf of the Borrower and Holdings and not in my individual capacity, the following:

         1. The representations and warranties set forth in SECTION 7 of the Agreement are true and correct in all material respects as of the date hereof except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties were true and correct in all material respects as of such specified date;

         2. No Event of Default or Unmatured Event of Default has occurred and is continuing after giving effect to the Agreement; and

         3. The conditions of SECTION 8 of the Agreement have been fully satisfied.

         Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered on behalf of the Borrower and Holdings this Certificate of Officer on this 27th day of July, 2001.

ORIUS CORP.                                NATG HOLDINGS, LLC


By:  /s/ ROBERT E. AGRES                   By:  /s/ ROBERT E. AGRES
     --------------------------                 -------------------------------
Name: ROBERT E. AGRES                      Name: ROBERT E. AGRES
Title:   SENIOR VICE PRESIDENT AND CFO     Title: SENIOR VICE PRESIDENT AND CFO

                                    EXHIBIT B

                           REAFFIRMATION OF GUARANTEE

         Each of the undersigned acknowledges receipt of a copy of the Third Amendment to Amended and Restated Credit Agreement (the "AGREEMENT"; capitalized terms used herein shall, unless otherwise defined herein, have the meanings provided in the Agreement) dated as of July 27, 2001, by and among Orius Corp., a Florida corporation, NATG Holdings, LLC, a Delaware limited liability company, Bankers Trust Company, as administrative agent, and the financial institutions party to the Credit Agreement (as defined in the Agreement) as Lenders, consents to such Agreement and each of the transactions referenced in the Agreement and hereby reaffirms its obligations under the Holdings Guaranty or Subsidiary Guaranty, as applicable.

Dated as of July 27, 2001.

ORIUS CORP.


By:  /s/ ROBERT E. AGRES
     --------------------------------
Name: ROBERT E. AGRES
Title: SENIOR VICE PRESIDENT AND CFO

CATV SUBSCRIBER SERVICES, INC.            CABLEMASTERS CORP.


By:  /s/ ROBERT E. AGRES                  By:  /s/ ROBERT E. AGRES
     ---------------------------------         -------------------------------
Name: ROBERT E. AGRES                     Name: ROBERT E. AGRES
Title: SENIOR VICE PRESIDENT AND CFO      Title: SENIOR VICE PRESIDENT AND CFO

CHANNEL COMMUNICATIONS, INC.              EXCEL CABLE CONSTRUCTION, INC.


By:  /s/ ROBERT E. AGRES                  By:  /s/ ROBERT E. AGRES
     ---------------------------------         -------------------------------
Name: ROBERT E. AGRES                     Name: ROBERT E. AGRES
Title: SENIOR VICE PRESIDENT AND CFO      Title: SENIOR VICE PRESIDENT AND CFO


DAS-CO OF IDAHO, INC.                     ORIUS INFORMATION TECHNOLOGIES, LLC


By:  /s/ ROBERT E. AGRES                  By:  /s/ ROBERT E. AGRES
     ---------------------------------         -------------------------------
Name: ROBERT E. AGRES                     Name: ROBERT E. AGRES
Title: SENIOR VICE PRESIDENT AND CFO      Title: SENIOR VICE PRESIDENT AND CFO

U.S. CABLE, INC.                          NETWORK CABLING SERVICES, INC.


By:  /s/ ROBERT E. AGRES                  By:  /s/ ROBERT E. AGRES
     ---------------------------------         -------------------------------
Name: ROBERT E. AGRES                     Name: ROBERT E. AGRES
Title: SENIOR VICE PRESIDENT AND CFO      Title: SENIOR VICE PRESIDENT AND CFO

COPENHAGEN UTILITIES & CONSTRUCTION,      SCHATZ UNDERGROUND CABLE, INC.
INC.

By:  /s/ ROBERT E. AGRES                   By:  /s/ ROBERT E. AGRES
     ---------------------------------         -------------------------------
Name: ROBERT E. AGRES                     Name: ROBERT E. AGRES
Title: SENIOR VICE PRESIDENT AND CFO      Title: SENIOR VICE PRESIDENT AND CFO


TEXEL CORPORATION                         FENIX TELECOMMUNICATIONS SERVICES,
                                          INC.

By:  /s/ ROBERT E. AGRES                  By:  /s/ ROBERT E. AGRES
     ---------------------------------         -------------------------------
Name: ROBERT E. AGRES                     Name: ROBERT E. AGRES
Title: SENIOR VICE PRESIDENT AND CFO      Title: SENIOR VICE PRESIDENT AND CFO


FENIX TELECOM SERVICES LIMITED             FENIX HOLDINGS, INC.
PARTNERSHIP

By:  /s/ ROBERT E. AGRES                  By:  /s/ ROBERT E. AGRES
     ---------------------------------         -------------------------------
Name: ROBERT E. AGRES                     Name: ROBERT E. AGRES
Title: SENIOR VICE PRESIDENT AND CFO      Title: SENIOR VICE PRESIDENT AND CFO


IRWIN TELECOM SERVICES, L.P.               IRWIN TELECOM HOLDINGS, INC.


By:  /s/ ROBERT E. AGRES                  By:  /s/ ROBERT E. AGRES
     ---------------------------------         -------------------------------
Name: ROBERT E. AGRES                     Name: ROBERT E. AGRES
Title: SENIOR VICE PRESIDENT AND CFO      Title: SENIOR VICE PRESIDENT AND CFO


By:  /s/ ROBERT E. AGRES                  By:  /s/ ROBERT E. AGRES
     ---------------------------------         -------------------------------
Name: ROBERT E. AGRES                     Name: ROBERT E. AGRES
Title: SENIOR VICE PRESIDENT AND CFO      Title: SENIOR VICE PRESIDENT AND CFO

 HATTECH, INC.                            ORIUS CAPITAL CORP.


By:  /s/ ROBERT E. AGRES                  By:  /s/ ROBERT E. AGRES
     ---------------------------------         -------------------------------
Name: ROBERT E. AGRES                     Name: ROBERT E. AGRES
Title: SENIOR VICE PRESIDENT AND CFO      Title: SENIOR VICE PRESIDENT AND CFO


LISN COMPANY                              LISN, INC.

By:  /s/ ROBERT E. AGRES                  By:  /s/ ROBERT E. AGRES
     ---------------------------------         -------------------------------
Name: ROBERT E. AGRES                     Name: ROBERT E. AGRES
Title: SENIOR VICE PRESIDENT AND CFO      Title: SENIOR VICE PRESIDENT AND CFO


ARION SUB, INC.                           NETWORK CABLING HOLDINGS, INC.

By:  /s/ ROBERT E. AGRES                  By:  /s/ ROBERT E. AGRES
     ---------------------------------         -------------------------------
Name: ROBERT E. AGRES                     Name: ROBERT E. AGRES
Title: SENIOR VICE PRESIDENT AND CFO      Title: SENIOR VICE PRESIDENT AND CFO


NETWORK COMPREHENSIVE TELECOM, L.P.       QMW COMMUNICATIONS, INC.

By:  /s/ ROBERT E. AGRES                  By:  /s/ ROBERT E. AGRES
     ---------------------------------         -------------------------------
Name: ROBERT E. AGRES                     Name: ROBERT E. AGRES
Title: SENIOR VICE PRESIDENT AND CFO      Title: SENIOR VICE PRESIDENT AND CFO


ORIUS TELECOM SERVICES, INC.              ORIUS HOLDINGS, INC.

By:  /s/ ROBERT E. AGRES                  By:  /s/ ROBERT E. AGRES
     ---------------------------------         -------------------------------
Name: ROBERT E. AGRES                     Name: ROBERT E. AGRES
Title: SENIOR VICE PRESIDENT AND CFO      Title: SENIOR VICE PRESIDENT AND CFO


ORIUS BROADBAND SERVICES, INC.            ORIUS TELECOMMUNICATION SERVICES, INC.

By:  /s/ ROBERT E. AGRES                  By:  /s/ ROBERT E. AGRES
     ---------------------------------         -------------------------------
Name: ROBERT E. AGRES                     Name: ROBERT E. AGRES
Title: SENIOR VICE PRESIDENT AND CFO      Title: SENIOR VICE PRESIDENT AND CFO


ORIUS CENTRAL OFFICE SERVICES, INC.       ORIUS TELECOM PRODUCTS, INC.

By:  /s/ ROBERT E. AGRES                  By:  /s/ ROBERT E. AGRES
     ---------------------------------         -------------------------------
Name: ROBERT E. AGRES                     Name: ROBERT E. AGRES
Title: SENIOR VICE PRESIDENT AND CFO      Title: SENIOR VICE PRESIDENT AND CFO

ORIUS INTEGRATED PREMISE SERVICES, INC.   ORIUS TELECOMMUNICATION HOLDINGS
                                          (WI), INC.

By:  /s/ ROBERT E. AGRES                  By:  /s/ ROBERT E. AGRES
     ---------------------------------         -------------------------------
Name: ROBERT E. AGRES                     Name: ROBERT E. AGRES
Title: SENIOR VICE PRESIDENT AND CFO      Title: SENIOR VICE PRESIDENT AND CFO


ORIUS TELECOMMUNICATION SERVICES          ORIUS TELECOMMUNICATION SERVICES
(WI), LP                                  (WI), INC.

By:  /s/ ROBERT E. AGRES                  By:  /s/ ROBERT E. AGRES
     ---------------------------------         -------------------------------
Name: ROBERT E. AGRES                     Name: ROBERT E. AGRES
Title: SENIOR VICE PRESIDENT AND CFO      Title: SENIOR VICE PRESIDENT AND CFO

                                                                    EXHIBIT 7.17

                            FORM OF LIQUIDITY REPORT

         I, the undersigned, _________________________ of NATG Holdings, LLC, a Delaware limited liability company ("BORROWER"), and Orius Corp., a Florida corporation ("HOLDINGS"), in accordance with SECTION 7.17 of that certain Amended and Restated Credit Agreement dated as of July 5, 2000 among Holdings, Borrower, Bankers Trust Company, as Agent, and the financial institutions party thereto (as amended, restated, supplemented or otherwise modified from time to time, the "AGREEMENT") do hereby certify on behalf of the Borrower and Holdings and not in my individual capacity, the following:

         1. The Cash balances of Borrower and its Subsidiaries held in accounts with financial institutions as of the close of business on the Business Day immediately preceding the date of this Liquidity Report equaled $____________.(1)

         2. Cash Equivalents of Borrower and its Subsidiaries as of the close of business on the Business Day immediately preceding the date of this Liquidity Report equaled $____________.

         3. The Total Available Revolving Commitment as of the close of business on the Business Day immediately preceding the date of this Liquidity Report equaled $____________ (Total Revolving Commitments of $49,246,638 MINUS aggregate principal amount of Revolving Loans outstanding of $___________ MINUS aggregate LC Obligations outstanding of $____________ MINUS aggregate amount of Swing Line Loans outstanding of $___________).

         4. The sum of the amounts set forth in items 1-3 above is $______________.

         5. Attached hereto are true and correct copies of supporting documentation for the calculations set forth in items 1-3 above.

         Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Agreement.

                            [signature page follows]

--------
(1) Including (i) the amount of any Capital Infusion (as defined in the Equity Call Agreement) not yet made but for which an Equity Call Notice (as defined in the Equity Call Agreement) has been made so long as such Capital Infusion is actually made within the time period required under the Equity Call Agreement, and (ii) $10,000,000 from and after the Third Amendment Effective Date until such time as Holdings and Borrower receive the WSP Equity Infusion in accordance with the terms of the Third Amendment so long as such $10,000,000 is actually received by Holdings and Borrower on or prior to the tenth (10th) Business Day following the Third Amendment Effective Date.

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered on behalf of the Borrower and Holdings this Certificate of Officer on this ____th day of ______, 200__.

ORIUS CORP.                               NATG HOLDINGS, LLC


By:                                       By:
     ----------------------------              -------------------------------
Name:                                     Name:
     ----------------------------              -------------------------------
Title:                                    Title:
     ----------------------------              -------------------------------

                                 SCHEDULE 1.1(a)

                                   Commitments

                                         AMOUNT OF
LENDER                              REVOLVING COMMITMENT
------                              ---------------------
Bankers Trust Company                  $12,286,533.66
Bank of America, N.A.                   $9,214,900.25
First Union National Bank               $7,167,144.64
SunTrust Bank, Atlanta                  $5,628,187.20
BNP Paribas (f/k/a Banque               $4,221,140.40
  Nationale de Paris)
National City Bank                      $4,221,140.40
Wachovia Bank, N.A.                     $3,693,497.85
Union Planters Bank                     $2,814,093.60
                                        -------------
                          Total:       $49,246,638.00
                                        =============

                                    EXHIBIT C

                              EQUITY CALL AGREEMENT

                  THIS EQUITY CALL AGREEMENT (this "AGREEMENT"), dated as of July 27, 2001, is made by and among Orius Corp., a Florida corporation ("HOLDINGS"), NATG Holdings, LLC, a Delaware limited liability company ("BORROWER"), Willis Stein & Partners III, L.P., a Delaware limited partnership ("WSIII"), Willis Stein & Partners Dutch III-A, L.P., a Delaware limited partnership ("WSPA"), Willis Stein & Partners Dutch III-B, L.P., a Delaware limited partnership ("WSPB"), Willis Stein & Partners III-C, L.P., a Delaware limited partnership ("WSPC") and Bankers Trust Company, in its capacity as administrative agent ("ADMINISTRATIVE AGENT") for the Lenders (as defined in the hereinafter defined Credit Agreement). WSIII, WSPA, WSPB and WSPC are collectively referred to herein as the "EQUITY INVESTORS" and individually as an "EQUITY INVESTOR".

                              W I T N E S S E T H :
                               - - - - - - - - - -

         WHEREAS, Holdings, Borrower, the financial institutions from time to time party thereto, including Bankers Trust Company, in their capacities as lenders thereunder (collectively, the "LENDERS," and each individually, a "LENDER"), and Administrative Agent have entered into the Amended and Restated Credit Agreement dated as of July 5, 2000, as amended, providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein (as used herein, the term "CREDIT AGREEMENT" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of or restructuring of all or any portion of the Indebtedness under such agreement or any successor agreements);

         WHEREAS, Holdings, Borrower, the Lenders and Administrative Agent are party to a Third Amendment to Amended and Restated Credit Agreement dated as of the date hereof; and

         WHEREAS, it is a condition precedent to the above-described amendment and to continued extensions of credit pursuant to the Credit Agreement that the Equity Investors Holdings and Borrower shall have executed and delivered this Agreement;

         NOW, THEREFORE, in consideration of such benefits and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, and with full knowledge that Administrative Agent and the Lenders will rely on the contents of this Agreement in providing extensions of credit to Borrower under the Credit Agreement, Holdings, Borrower and each Equity Investor hereby certify to and covenant and agree with Administrative Agent as follows:

         1. DEFINITIONS. Capitalized terms used herein, but not expressly defined herein, shall have the meanings given to such terms in the Credit Agreement. In addition, the following terms shall have the meanings specified below. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

         "AVAILABILITY" means, at any time, the aggregate amount of Revolving Loans available to be borrowed under the Credit Agreement taking into account the aggregate amount of outstanding Revolving Loans, Swing Line Loans and LC Obligations at such time and the ability of Borrower to satisfy the conditions precedent to all Credit Events set forth in SECTION 5.2 of the Credit Agreement.

         "CAPITAL INFUSION" means the direct contribution by the Equity Investors of cash to Holdings in exchange for Holdings Common Stock and Permitted Holdings Preferred Stock.

         "MAJORITY EQUITY INVESTORS" means the Equity Investors obligated to contribute upon the occurrence of an Equity Call Event, at any time of determination, in the aggregate greater than 50% of the Maximum Infusion Balance.

         "MAXIMUM INFUSION AMOUNT" means Fifteen Million Dollars ($15,000,000).

         "MAXIMUM INFUSION BALANCE" means, at any time of determination, an amount equal to the Maximum Infusion Amount MINUS the aggregate amount of all Capital Infusions made in accordance with this Agreement prior to such determination.

         "PRO RATA SHARE" means, with respect to each Equity Investor, the percentage set forth opposite such Equity Investor's name on ANNEX A attached hereto and incorporated herein.

         2. EQUITY CALL COMMITMENT. Each Equity Investor hereby commits, severally and for itself alone, subject to the terms and conditions of this Agreement, but otherwise irrevocably, to Administrative Agent and Lenders that if, at any time: (i) on or prior to July 21, 2002 the aggregate amount of cash balances of Borrower and its Subsidiaries (it being acknowledged and agreed by all of the parties hereto that the amount of such cash balances shall be deemed to include the amount of any Capital Infusion not yet made but for which an Equity Call Notice has been made in accordance with the terms hereof so long as such Capital Infusion is actually made within the time period required hereunder, and shall be deemed to include $10,000,000 from and after the Third Amendment Effective Date until such time as Holdings and Borrower receive the WSP Equity Infusion in accordance with the terms of the Third Amendment so long as such $10,000,000 is actually received by Holdings and Borrower on or prior to the tenth (10th) Business Day following the Third Amendment Effective Date) held in accounts with financial institutions and Cash Equivalents of Borrower and its Subsidiaries PLUS the amount of Availability falls below $15,000,000 for three
(3) consecutive Business Days (a "LIQUIDITY SHORTFALL"); (ii) on or prior to July 21, 2002 the Equity Investors receive a certificate from a Responsible Officer of Borrower certifying on behalf of Borrower that the Board of Directors of Borrower has elected to request that the Equity Investors make a Capital Infusion pursuant to this Agreement (a "BORROWER REQUEST"); (iii) upon an Event of Default under SECTION 10.1(A) of the Credit Agreement (a "PAYMENT DEFAULT");
(iv) upon an Event of Default under SECTION 10.1(E) OR (F) of the Credit Agreement (a "BANKRUPTCY OR INSOLVENCY EVENT"); or (v) on or prior to July 21, 2002 the Majority Equity Investors elect to have the Equity Investors make a

Capital Infusion and give written notice thereof to Borrower and Administrative Agent (an "EQUITY INVESTORS ELECTION" and, together with each Liquidity Shortfall, Borrower Request, Payment Default and Bankruptcy or Insolvency Event, each an "EQUITY CALL EVENT"), each Equity Investor shall within twelve (12) Business Days after written notice is delivered by (1) Administrative Agent or Borrower (with a copy to Administrative Agent) to the Equity Investors, in the case of a Liquidity Shortfall, (2) Administrative Agent to the Equity Investors, in the case of a Payment Default or a Bankruptcy or Insolvency Event, (3) Borrower to the Equity Investors and Administrative Agent in the case of a Borrower Request, and (4) the Majority Equity Investors to Borrower, Administrative Agent and the other Equity Investors, in the case of an Equity Investors Election (any such notice described in clauses (1), (2), (3) and (4) above, an "EQUITY CALL NOTICE"), make such Equity Investor's Pro Rata Share of a Capital Infusion to Holdings (with Holdings being obligated to simultaneously make a capital contribution in the same amount as such contribution to Borrower)
(x) which Capital Infusion shall be in an aggregate amount then necessary to cure such Payment Default or Liquidity Shortfall (or, if the Maximum Infusion Balance at the time of determination thereof is less than the amount necessary to effect such cure, in the entire amount of the Maximum Infusion Balance), (y) in the full amount of the Maximum Infusion Balance in the case of a Bankruptcy or Insolvency Event, and (z) in such amount as requested by Borrower in a Borrower Request or specified by the Majority Equity Investors in an Equity Investors Election (limited to the Maximum Infusion Balance at such time); PROVIDED, HOWEVER, that, notwithstanding the foregoing, in no event shall the Equity Investors be required pursuant hereto to make any payments or be obligated for any amounts other than the Capital Infusions in an aggregate amount not to exceed the Maximum Infusion Amount; and PROVIDED FURTHER, that if the Maximum Infusion Balance is insufficient to obtain the cure of any such Payment Default or Liquidity Shortfall, the Equity Investors nonetheless shall be obliged to make a Capital Infusion to the full extent of the Maximum Infusion Balance then available in mitigation thereof. Administrative Agent, Borrower and/or the Majority Equity Investors, as applicable, may make one Equity Call Notice or multiple Equity Call Notices; SUBJECT, HOWEVER, to the foregoing limitation on the maximum amount of Capital Infusions. Each Equity Call Notice sent by Administrative Agent or Borrower regarding a Liquidity Shortfall shall specify the amount of such Liquidity Shortfall and include the amount of Availability used to calculate the Liquidity Shortfall and be accompanied by a copy of the most recent daily cash balance report received by Administrative Agent pursuant to SECTION 7.17 of the Credit Agreement. Each Equity Call Notice sent by Administrative Agent regarding a Payment Default shall specify the amount of such Payment Default. Promptly upon receipt by Holdings of any Capital Infusion, Holdings shall simultaneously make a capital contribution in the same amount in cash to Borrower. The proceeds of each Capital Infusion made pursuant to a Payment Default shall be paid over and delivered by the Equity Investor by wire transfer of immediately available funds directly to Administrative Agent, and not to Holdings, for application to the Obligations within twelve (12) Business Days after an Equity Call Notice is delivered by Administrative Agent to the Equity Investor. Promptly upon learning of a Liquidity Shortfall (other than through the receipt of an Equity Call Notice from Administrative Agent relating to a Liquidity Shortfall), Borrower shall notify in writing Administrative Agent and the Equity Investors of the amount thereof (it being acknowledged and agreed by all of the parties hereto that (i) such notice may be satisfied by Borrower's prompt delivery of an Equity Call Notice regarding a Liquidity Shortfall which satisfy the requirements set forth above in this
SECTION 2 and (ii) the failure by Borrower to deliver such notice shall not in any way limit the right of Administrative Agent to deliver an Equity Call Notice regarding a Liquidity Shortfall and the Equity Investors' obligations to make a Capital Infusion with respect thereto). Holdings and Borrower hereby acknowledge and agree to the terms hereof and their obligations hereunder.

         3. AGREEMENTS TO MAINTAIN AVAILABLE COMMITMENTS. In support of its obligations hereunder, each Equity Investor hereby (i) certifies to Administrative Agent and the Lenders that the investors in such Equity Investor have made binding commitments to such Equity Investor to make capital contributions to such Equity Investor at least equal in amount to its Pro Rata Share of the Maximum Infusion Balance (the "BACKUP COMMITMENTS") and (ii) covenants that Backup Commitments in an amount not less than its Pro Rata Share of the Maximum Infusion Balance at any one time will be maintained at all times by such Equity Investor such that the investors in such Equity Investor may be called upon to make capital contributions to such Equity Investor in an aggregate amount not less than its Pro Rata Share of the Maximum Infusion Balance at any time. Each Equity Investor will report in respect of the foregoing upon its execution hereof and from time to time thereafter, at the request of Administrative Agent, such report to be in such detail and include such supporting documentation as Administrative Agent may reasonably request from time to time. Should any Equity Investor fail at any time to maintain its Backup Commitments in the amount required hereunder, its failure to do so shall
(i) constitute a Payment Default, and (ii) permit Administrative Agent to make an Equity Call Notice for the full amount of the Maximum Infusion Balance.

         4. CONTINUING AGREEMENT AND TERMINATION. This is a continuing agreement and the obligations of the Equity Investor hereunder shall continue until the EARLIEST to occur of the following (the "EQUITY CALL TERMINATION DATE"): (i) termination of the Credit Agreement and all Commitments thereunder and full payment in cash and satisfaction of all Obligations (other than unasserted contingent and indemnification obligations which expressly survive termination);
(ii) the date on which Capital Infusions have been made which equal the Maximum Infusion Amount; and (iii) July 21, 2002 unless an Equity Call Notice has been issued prior to such date for which a Capital Infusion has not been made, in which case such date shall be the date on which such Capital Infusion is made in accordance with this Agreement.

         5. CERTAIN ACKNOWLEDGMENTS. Each Equity Investor acknowledges that the issuance (or non-issuance) of any Equity Call Notice, or the honoring of any Equity Call Event by the Equity Investors, shall not in any way limit the exercise by Administrative Agent or any Lender of its rights and remedies under the Credit Agreement respecting any Event of Default or Unmatured Event of Default (other than an Event of Default under (i) SECTION 10.1(A) of the Credit Agreement which is cured or deemed cured upon the receipt by Administrative Agent of a Capital Infusion made as a result of a Payment Default and (ii)
SECTION 9.3 of the Credit Agreement which is cured or deemed cured upon receipt by Holdings of a Capital Infusion, the proceeds of which are used to repay outstanding Indebtedness of Borrower and its Subsidiaries (with such repayment being deemed to have been made on the last day of the most recently ended Test Period for purposes of determining such cure)), and that, without limiting the foregoing, Administrative Agent and the Lenders shall retain the right to accelerate payment of the Obligations as provided for in the Credit Agreement with respect to any such Event of Default.

         6. NATURE OF OBLIGATIONS. Except as expressly provided in SECTION 4, the liability of the Equity Investors under this Agreement shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated, modified or otherwise affected by any circumstance or occurrence whatsoever, including without limitation any of the following (whether or not any Equity Investor consents thereto or has notice thereof): (i) any change in or waiver of the time, place or manner of payment, or any other term, of any of the Obligations or Loan Documents, any waiver of or any renewal, extension, increase, amendments or modification of or addition, consent or supplement to or deletion from, or any other action or inaction under or in respect of, any of the Obligations or Loan Documents or any other document, instrument or agreement referred to therein or any assignment or transfer of any of the Obligations or Loan Documents; (ii) any lack of validity, legality or enforceability of any of the Obligations or Loan Documents or any other document, instrument, or agreement referred to therein or of any assignment or transfer of any of the foregoing; (iii) any furnishing of any additional collateral for any of the Obligations or any sale, exchange, release or surrender of or realization on, any collateral for any of the Obligations; (iv) any settlement, release or compromise of any of the Obligations or Loan Documents, any collateral therefor, or any liability of any other party (including without limitation by any guarantor) with respect to any other of the Obligations or Loan Documents (other than the termination of the Credit Agreement and all Commitments thereunder and full payment in cash and satisfaction of all Obligations (other than unasserted contingent and indemnification obligations which expressly survive termination)), or any subordination of payment of any of the Obligations to the payment of any other indebtedness, liability or obligations of Holdings, Borrower or any other Credit Party; (v) any bankruptcy, insolvency, reorganization, composition, adjustment, merger, consolidation, dissolution, liquidation or other like proceeding or occurrence relating to Holdings, Borrower or any other Credit Party or any other change in the ownership, composition or nature of Holdings, Borrower or any other Credit Party or any Equity Investor, (vi) any non-perfection, subordination, release, avoidability or voidability of any security interest, security title, pledge, collateral assignment or other lien of Administrative Agent or Collateral Agent on any collateral for any of the Obligations; (vii) any application of sums paid by Holdings, Borrower or any other Credit Party or any other Person with respect to any of the Obligations (other than the termination of the Credit Agreement and all Commitments thereunder and full payment in cash and satisfaction of all Obligations (other than unasserted contingent and indemnification obligations which expressly survive termination)); (viii) the failure of Administrative Agent or Collateral Agent or any Lender to assert any claim or demand or to enforce any right or remedy against Holdings, Borrower or any other Credit Party or any other Person (including any guarantor of any of the Obligations or any Equity Investor hereunder) under the provision of any of the Loan Documents or otherwise, or any failure of Administrative Agent, Collateral Agent or any Lender to exercise any right or remedy against any other guarantor of or any collateral for any of the Obligations; (ix) any other act or failure to act by Administrative Agent, Collateral Agent or any Lender which may adversely affect the Equity Investor; or (x) any other circumstance affecting Holdings, Borrower or any other Credit Party, the Obligations or any Loan Documents which might, in the absence of this provision, otherwise constitute a defense against or a legal or equitable discharge of, the Equity Investor's liability under this Agreement.

         7. WAIVERS AND CONSENTS. Except as expressly provided in SECTION 4, each Equity Investor hereby waives: (i) notice of acceptance of this Agreement by Administrative Agent and the Lenders; (ii) notice of the creation, existence, acquisition, extension, or renewal of any of the Obligations; (iii) notice of the amount of the Obligations outstanding from time to time; (iv) notice of any Unmatured Event of Default or Event of Default under any of the Loan Documents or with respect to any of the Obligations or notice of any other adverse change in Holdings', Borrower's or any other Credit Party's financial condition or means or ability to pay any of the Obligations or perform its obligations under any of the Loan Documents or notice of any other fact which might increase any Equity Investor's risk hereunder; (v) notice of presentment, demand, protest, and notice of dishonor or nonpayment as to any instrument pertaining to the Obligations; (vi) notice of any acceleration or other demand for payment of any of the Obligations; and (vii) all other notices and demands to which any Equity Investor might otherwise be entitled with respect to any of the Obligations or the Loan Documents or with respect to the enforcement of its rights and remedies thereunder by Administrative Agent, Collateral Agent or any Lender. Each Equity Investor further waives any right such Equity Investor may have by statute or otherwise, to require Administrative Agent, Collateral Agent or any Lender to seek recourse first against Holdings, Borrower or any other Credit Party or any other Person, or to realize upon any collateral for any of the Obligations, as a condition precedent to enforcing such Equity Investor's liability and obligations under this Agreement, and each Equity Investor further waives any defense arising by reason of any incapacity or other disability of Holdings, Borrower or any other Credit Party or by reason of any other defense which Holdings, Borrower or any other Credit Party may have on any of the Obligations or under any of the Loan Documents. Each Equity Investor consents and agrees that, without notice to or consent by any Equity Investor and without affecting or impairing the liability of any Equity Investor under this Agreement, Administrative Agent, Collateral Agent or the Lenders may compromise or settle, extend the period of duration or the time for the payment, discharge or performance of any of the Obligations or Loan Documents, or may refuse to enforce or may release all or any parties to any or all of the Obligations (including without limitation any guarantor thereof and any Equity Investor hereunder) or any collateral therefor, or may grant other indulgences to Borrower or such other parties in respect thereof, or may waive, amend or supplement in any manner the provisions of any of the Loan Documents or any other document, instrument or agreement relating to or securing any of the Obligations (other than this Agreement), or may release, surrender, exchange, modify, or compromise any and all collateral securing any of the Obligations or in which any Equity Investor may at any time have a lien, or may refuse to enforce its rights or may make any compromise or settlement or agreement therefor, in respect of any and all of such collateral, or with any party to any of the Obligations or Loan Documents, or with any Equity Investor, or with an other Person, or may release or substitute any one or more of the other endorsers or guarantors of the Obligations whether parties to this Agreement or not, or may exchange, enforce, waive or release any collateral for any of the Obligations. Each Equity Investor further consents and agrees that neither Administrative Agent, Collateral Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Equity Investors or against or in payment of any of the Obligations.

         8. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to continue to make Loans and issue Letters of Credit pursuant to the Credit Agreement, each of Holdings and each Equity Investor hereby represents and warrants as of the date hereof to Administrative Agent and the Lenders that:

                  (a) Such Person (i) is a duly organized and validly existing corporation, limited liability company or other entity and is in good standing under the laws of the jurisdiction of its organization, and has all necessary power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on such Person's business, property, assets, nature of assets, liabilities, financial condition or results of operations (an "MAE").

                  (b) Such Person has all necessary power and authority to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement. Such Person has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  (c) Neither the execution, delivery or performance by such Person of this Agreement, nor compliance by it with the terms and provisions hereof (i) will contravene any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Person pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or any other agreement, contract or instrument to which such Person or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Organizational Documents of such Person.

                  (d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Third Amendment Effective Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Agreement, or (ii) the legality, validity, binding effect or enforceability of this Agreement with respect to such Person.

                  (e) There are no actions, suits or proceedings pending or, to the best knowledge of such Person, threatened with respect to such Person (i) that could reasonably be expected to have a MAE or (ii) with respect to this Agreement or on the ability of such Person to perform its respective obligations hereunder.

         9. NOTICES. All such notices and communications hereunder shall be sent or delivered by telecopier or overnight courier service and all such notices and communications shall, when telecopied, or sent by overnight courier, be effective when delivered to the overnight courier, or sent by telecopier, except that notices and communications to the Administrative Agent shall not be effective until received by Administrative Agent. All notices, requests, demands or other communications shall be in writing and addressed as follows:

         (a)      If to Holdings, Borrower or the Equity Investors:

                  Willis Stein & Partners III, L.P.
                  227 West Monroe Street
                  Suite 4300
                  Chicago, IL  60606
                  Attention:  Robert C. Froetscher
                  Telephone:  (312) 422-5280
                  Telecopy:  (312) 422-2418


                  Orius Corp.
                  1401 Forum Way
                  Suite 400
                  West Palm Beach, FL  33401
                  Attention:  Ronald L. Blake and Thomas Hartmann
                  Telephone:  (561) 687-8300
                  Telecopy:  (561) 687-8363


                  Orius Corp.
                  1000 Hart Road
                  Suite 140
                  Barrington, IL  60013
                  Attention:  Ronald L. Blake and Thomas Hartmann
                  Telephone:  (847) 277-8444
                  Telecopy:  (847) 277-8239


                  with a copy to:

                  Kirkland & Ellis
                  200 East Randolph Drive, 54th Floor
                  Chicago, Illinois  60601
                  Attention:  John A. Weissenbach, Esq.
                  Telephone:  (312) 861-2114
                  Telecopy:  (312) 861-2200

        (b)      if to Administrative Agent:

                  Bankers Trust Company
                  233 South Wacker Drive
                  Suite 8400
                  Chicago, Illinois  60606
                  Attn:  John C. Moses
                  Telephone:  (312) 993-8012
                  Telecopy:  (312) 993-8150

                  with a copy to:

                  Winston & Strawn
                  35 West Wacker Drive
                  Chicago, Illinois  60601
                  Attention:  Brian S. Hart, Esq.
                  Telephone:  (312) 558-5702
                  Telecopy:  (312) 558-5700
or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

         10. COLLECTION COSTS. Borrower shall be liable to Administrative Agent for, and shall pay to Administrative Agent on demand, all reasonable costs (including without limitation reasonable attorney's fees and expenses) incurred by Administrative Agent in enforcing the terms and conditions of this Agreement.

         11. ASSIGNMENT AND TRANSFER. This Agreement shall be binding upon the Equity Investors and each Equity Investor's successors and permitted assigns and shall inure to the benefit of and be enforceable by Administrative Agent and its successors and permitted assigns. Without limiting the generality of the preceding sentence, pursuant to SECTION 12.8 of the Credit Agreement, any Lender may assign all or any part of the Obligations, whereupon such assignee shall become entitled to all of the benefits in respect thereof granted to Administrative Agent herein. No Equity Investor may assign its duties and obligations hereunder, however, unless Administrative Agent consents in writing thereto.

         12. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF SAID STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES.

         13. MISCELLANEOUS.

                  (a) This Agreement constitutes the sole and entire agreement among the Equity Investors, Holdings, Borrower and Administrative Agent with respect to the subject matter hereof and supersedes and replaces any and all prior agreements, understandings, negotiations or correspondence between them with respect thereto.

                  (b) Time is of the essence of this Agreement.

                  (c) Wherever possible, any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof, and any such prohibition or enforceability in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  (d) No amendment or waiver of any provision of this Agreement, nor consent to any departure by any party hereto, shall be effective or binding upon any other party hereto unless signed by the Majority Equity Investors and the Administrative Agent PROVIDED that if any such amendment, waiver or consent would adversely affect Holdings or Borrower, such amendment, waiver or consent shall also require the written consent of the party so adversely affected. Any such amendment, waiver or consent which is so granted by Administrative Agent shall apply only to the specific occasion which is the subject of such amendment, waiver or consent and shall not apply to the occurrence of the same or any similar event on any future occasion. No failure on the part of Administrative Agent to exercise, and no delay by Administrative Agent in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right by Administrative Agent. Except as expressly provided herein, no notice to or demand on Holdings, Borrower or any Equity Investor in any case by Administrative Agent hereunder shall entitle Holdings, Borrower or any Equity Investor to any further notice or demand in any similar or other circumstances or constitute a waiver of the rights of Administrative Agent to take any other or future action in any circumstances without notice or demand. The remedies provided to Administrative Agent in this Agreement are cumulative and not exclusive of any other remedies provided by law.

                  (e) This Agreement may be executed in one or more counterparts and each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

                  (f) All Section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of the provisions of this Agreement.

                  (g) This Agreement is a Loan Document and shall be governed and construed accordingly.

                  (h) All Capital Infusions and other payments made by the Equity Investors hereunder will be made without setoff, counterclaim or other defense.

         14. JURY TRIAL WAIVER; CONSENT TO JURISDICTION AND VENUE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT SUCH PARTY MAY HAVE UNDER ANY APPLICABLE LAW TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT OR LEGAL ACTION WHICH MAY BE COMMENCED BY OR AGAINST SUCH PARTY CONCERNING THE INTERPRETATION, CONSTRUCTION, VALIDITY, ENFORCEMENT OR PERFORMANCE OF THIS AGREEMENT TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW. IN THE EVENT ANY SUCH SUIT OR LEGAL ACTION IS COMMENCED BY ADMINISTRATIVE AGENT, HOLDINGS, BORROWER AND THE EQUITY INVESTOR HEREBY EXPRESSLY AGREE, CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN NEW YORK COUNTY, NEW YORK, NEW YORK, WITH RESPECT TO SUCH SUIT OR LEGAL ACTION, AND HOLDINGS, BORROWER AND THE EQUITY INVESTOR ALSO EXPRESSLY CONSENT AND SUBMIT TO AND AGREE THAT VENUE IN ANY SUCH SUIT OR LEGAL ACTION IS PROPER IN SAID COURTS AND COUNTY AND HOLDINGS, BORROWER AND THE EQUITY INVESTOR HEREBY EXPRESSLY WAIVE ANY AND ALL PERSONAL RIGHTS UNDER APPLICABLE LAW OR IN EQUITY TO OBJECT TO THE JURISDICTION AND VENUE OF SAID COURTS AND COUNTY. THE JURISDICTION AND VENUE OF THE COURTS AND COUNTY CONSENTED AND SUBMITTED TO AND AGREED UPON IN THIS SECTION ARE NOT EXCLUSIVE BUT ARE CUMULATIVE AND IN ADDITION TO THE JURISDICTION AND VENUE OF ANY OTHER COURT UNDER ANY APPLICABLE LAW OR IN EQUITY.

                            [signatures pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Equity Call Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

                                WILLIS STEIN & PARTNERS III, L.P.


                                By:       /s/ ROBERT C. FROETSCHER
                                          -------------------------------------
                                Name:     ROBERT C. FROETSCHER
                                Title:    MANAGING DIRECTOR


                                WILLIS STEIN & PARTNERS DUTCH III - A, L.P.


                                By:       /s/ ROBERT C. FROETSCHER
                                          -------------------------------------
                                Name:     ROBERT C. FROETSCHER
                                Title:    MANAGING DIRECTOR


                                WILLIS STEIN & PARTNERS DUTCH III - B, L.P.


                                By:       /s/ ROBERT C. FROETSCHER
                                          -------------------------------------
                                Name:     ROBERT C. FROETSCHER
                                Title:    MANAGING DIRECTOR


                                WILLIS STEIN & PARTNERS III - C, L.P.


                                By:       /s/ ROBERT C. FROETSCHER
                                          -------------------------------------
                                Name:     ROBERT C. FROETSCHER
                                Title:    MANAGING DIRECTOR

                                  ORIUS CORP.


                                  By:       /s/ ROBERT E. AGRES
                                            -----------------------------------
                                  Name:     ROBERT E. AGRES
                                  Title:    SENIOR VICE PRESIDENT AND CFO


                                  NATG HOLDINGS, LLC

                                  By:       /s/ ROBERT E. AGRES
                                            -----------------------------------
                                  Name:     ROBERT E. AGRES
                                  Title:    SENIOR VICE PRESIDENT AND CFO


                                  BANKERS TRUST COMPANY,
                                  as Administrative Agent

                                  By:       /s/ ROBERT TELESCA
                                            -----------------------------------
                                  Name:     ROBERT TELESCA
                                  Title:    VICE PRESIDENT

                                                                         ANNEX A
                                                        To Equity Call Agreement

                                 PRO RATA SHARES

          EQUITY INVESTOR                            PRO RATA SHARE
          ---------------                            --------------

          Willis Stein & Partners III, L.P.             93.554930%
          Willis Stein & Partners Dutch III - A, L.P.    2.816901%
          Willis Stein & Partners Dutch III - B, L.P.    2.816901%
          Willis Stein & Partners III - C, L.P.          0.811268%




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